Exhibit 99.1

xG Technology Reports First Quarter 2017 Results and Conference Call

With Vislink Completely Integrated into its Existing Businesses, xG is Now Fully Transitioned into a Provider of Video, Broadband and Satellite Solutions

SARASOTA, FL—May 15, 2017 —xG Technology, Inc. (“xG” or the “Company”) (Nasdaq: XGTI, XGTIW), a leading provider of wireless video solutions to broadcast, law enforcement and defense markets, and private mobile broadband networks for critical communications, announced its results for the first quarter ended March 31, 2017. Management will hold a conference call to discuss these results on Wednesday, May 17, 2017 at 5:00 p.m. Eastern Time (details below).

Key Recent Accomplishments

•	Completed the acquisition of the assets of Vislink, thereby assuming full legal ownership of the business. With the Vislink acquisition complete, xG has now fully transitioned its focus to providing comprehensive video, broadband and satellite solutions for broadcast, sports and entertainment, and defense markets.

•	Announced an agreement with the seller in the Vislink transaction for extinguishing all remaining deferred debt incurred in the acquisition. All payments due from xG against the original promissory notes covering the acquisition of Vislink have been settled in full, and all liens have been released.

•	Received a number of six-figure orders from US and internationally-based customers in the broadcasting, sports/entertainment and law enforcement sectors for wireless camera systems, aerial downlink components, satellite systems and other microwave transmission equipment.

•	Reduced costs by eliminating 46 redundant positions, an annual cost savings of $3.8 million. Salaries, taxes and benefits for these positions of $390,000 and one time severance related charges of $330,000 are included in G&A for the quarter. In addition, facility costs have been reduced by $600,000, of which $103,000 has been recorded in the quarter and will not continue.

•	Recorded one-time acquisition related fees of $1.8 million included in G&A. EBITDA, excluding the cost saving measures and one-time acquisition related charges, was $12.4 million for the quarter.

•	Announced new management appointments in support of the realigned IMT and Vislink businesses to drive worldwide growth opportunities in key vertical markets.

•	xG’s IMT business launched The IMTDragonfly, an ultra-miniature wireless video system designed for drone/UAV, bodycam, sports broadcast and reality-based production applications.

George Schmitt, CEO and Chairman of the Board of xG Technology, said, “In the first quarter, not only did we successfully conclude the acquisition of the assets of Vislink, but we have already completed the vast majority of the operational tasks identified as essential to the smooth integration of our businesses. With the Vislink acquisition now complete, we have effectively repositioned our business to focus on offering end-to-end, reliable, high-data rate, long-range video transmission solutions to the broadcast, sports and entertainment and defense markets. We are already seeing the promised synergies between xG, Vislink and IMT start to bear fruit in areas such as sales, joint technology and product development and manufacturing, and we are now leveraging the strength of our expanded solutions in the marketplace. As a result, we are well-positioned to expand our customer base, gain additional market share in key sectors, and deliver strong overall financial performance through the remainder of 2017.”

Roger Branton, CFO and co-founder of xG Technology, said, “We are pleased to report that we began the year 2017 with record quarterly revenue in Q1. We recorded a revenue run rate of approximately $1 million per week, once revenues from Vislink commenced in the second month of the quarter, and we expect this revenue run rate to continue into Q2. An adverse movement in the British Pound to US Dollar exchange rate reduced revenues by $350,000 compared to our forecasts for the quarter. We ended the quarter with positive cash flow and our working capital ratios improved substantially.”

Mr. Branton continued, “Our results include a preliminary bargain purchase gain from the Vislink acquisition which, while a one-time event, also means that no goodwill has been added to the balance sheet. The Vislink acquisition was concluded without incurring any debt, and the total amount of cash actually paid was substantially less than the purchase price. The IMT acquisition completed in 2016 also produced a bargain purchase gain, proving that we are acquiring these companies at favorable prices. This has helped place us on a strong financial footing to allow our companies to further capture business in their target markets. Therefore, we are considering establishing credit lines, both debt and equity, to access capital, specifically for acquisitions and to take advantage of opportunities that are time sensitive.”

Review of Results

Total first quarter 2017 revenues were $9.3 million compared to $929,000 in the first quarter of 2016. First quarter operating loss was $5.7 million compared to operating loss of $4.6 million in the first quarter of 2016.

Net income attributable to common shareholders was $8.3 million, or $0.87 per share compared to a net loss of $4.4 million, or $(21.42) per share in the first quarter of 2016.

xG ended first quarter 2017 with $4.7 million in cash compared to $9.1 million at December 31, 2016.

Financial Results Conference Call Details

xG management will hold a conference call to discuss xG’s Q1 2017 results on Wednesday, May 17, 2017 at 5:00 p.m. Eastern Time. To participate in the conference call, please call 844-825-9789 (toll free) or 1-412-317-5169 (international call-in) and ask to join the xG Technology call. For those who cannot participate in the call, an audio replay will be available on xG’s website at http://www.xgtechnology.com/about-xg-technology/investor-information/.

About xG Technology, Inc.

xG Technology’s brands provide wireless video solutions to broadcast, law enforcement and defense markets, and private mobile broadband networks for use in challenging environments. xG’s brand portfolio includes Integrated Microwave Technologies (IMT), Vislink, and xMax.

IMT has pioneered advanced digital microwave systems and is a trusted supplier to broadcast, sports and entertainment, and MAG (Military, Aerospace & Government) markets. Their products are recognized for their high level of performance, reliability, build quality, extended operating ranges and compact form factors. More information about IMT can be found at www.imt-solutions.com. Vislink specializes in the wireless capture, delivery and management of secure, high-quality, live video, and serves broadcast & media and public safety & surveillance markets. More information about Vislink can be found at http://www.vislink.com/.

xMax is a secure, rapid-deploy mobile broadband system that delivers mission-assured wireless connectivity in demanding operating environments. It was designed to serve as an expeditionary and critical communications network for use in unpredictable scenarios and during fluid situations, making it ideal for disaster response, emergency communications, and defense applications. More information about xMax can be found at http://www.xgtechnology.com/system-overview/. In addition to the above business lines, xG has a dedicated Federal Sector Group (xG Federal) focused on providing next-generation spectrum sharing solutions to national defense, scientific research and other federal organizations. Additional information about xG Federal can be found at http://www.xgtechnology.com/technology/xg-federal/.

Based in Sarasota, Florida, xG Technology has over 100 patents and pending patent applications. xG is a publicly traded company listed on the NASDAQ Capital Market (symbol: XGTI) For more information, please visit www.xgtechnology.com.

Cautionary Statement Regarding Forward Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. These statements include but are not limited to statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to xG Technology, Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

FOR MORE INFORMATION

xG Technology:
Daniel Carpini
941-953-9035
daniel.carpini@xgtechnology.com

xG TECHNOLOGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS EXCEPT PER SHARE DATA)

	March 31, 2017 (unaudited)	December 31, 2016
ASSETS
Current assets
Cash	$4,718	$9,054
Accounts receivable, net	11,741	1,369
Inventories, net	16,652	2,722
Prepaid expenses and other current assets	1,417	111
Total current assets	34,528	13,256
Property and equipment, net	2,128	771
Intangible assets, net	11,112	5,872
Total assets	$47,768	$19,899
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$9,698	$1,606
Accrued expenses	6,073	1,813
Accrued interest	87	269
Due to related parties	801	96
Deferred revenue and customer deposits	145	186
Obligation under capital leases	54	58
Derivative liabilities	1,400	1,183
Total current liabilities	18,258	5,211
Long-term obligation under capital leases, net of current portion	39	49
Convertible note payable	2,000	2,000
Total liabilities	20,297	7,260
Commitments and contingencies
Stockholders’ equity
Preferred stock – $0.00001 par value per share: 10,000,000 shares authorized as of March 31, 2017 and December 31, 2016; 0 shares issued and outstanding as of March 31, 2017 and December 31, 2016	—	—
Common stock, – $0.00001 par value, 100,000,000 shares authorized, 11,118,324 and 7,606,518 shares issued and 11,118,322 and 7,606,516 outstanding as of March 31, 2017 and December 31, 2016, respectively	—	—
Additional paid in capital	228,517	221,960
Accumulated other comprehensive loss	(17)	—
Treasury stock, at cost – 2 shares at March 31, 2017 and December 31, 2016, respectively	(22)	(22)
Accumulated deficit	(201,007)	(209,299)
Total stockholders’ equity	27,471	12,639
Total liabilities and stockholders' equity	$47,768	$19,899

The accompanying notes are an integral part of these condensed consolidated financial statements.

xG TECHNOLOGY, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(IN THOUSANDS EXCEPT NET LOSS PER SHARE DATA)

	For the Three Months Ended
	March 31,
	2017	2016
Revenue	$9,335	$929
Cost of revenue and operating expenses
Cost of components and personnel	5,571	426
Inventory valuation adjustments	99	70
General and administrative expenses	6,548	2,038
Research and development expenses	1,874	1,660
Amortization and depreciation	989	1,352
Total cost of revenue and operating expenses	(15,081)	(5,546)
Loss from operations	(5,746)	(4,617)
Other income (expense)
Changes in fair value of derivative liabilities	(217)	514
Preliminary gain on bargain purchase	11,839	512
Gain on debt extinguishment	2,900	—
Interest expense	(484)	(472)
Total other income	14,038	554
Net income (loss)	$8,292	$(4,063)
Dividends and deemed dividends	—	(370)
Net income (loss) attributable to common shareholders	$8,292	$(4,433)

Basic earnings (loss) per share	$0.87	$(21.42)

Diluted earnings (loss) per share	$0.84	(21.42)

Weighted average number of shares outstanding:
Basic	9,585	207

Diluted	9,925	207

Comprehensive loss:
Net income (loss)	$8,292	$(4,063)
Unrealized loss on currency translation adjustment	(17)	—

Comprehensive income (loss)	$8,275	$(4,433)